Exhibit 99.1

AgEagle Aerial Systems Announces Appointment of Kevin Lowdermilk to Board of Directors

WICHITA, Kan., October 30, 2024 – AgEagle Aerial Systems Inc. (NYSE: UAVS) a leading provider of best-in-class unmanned aerial systems (UAS), sensors and software solutions for customers worldwide in the commercial and government verticals, announces the appointment of Kevin Lowdermilk to the Company’s board of directors effective October 25, 2024.

Company CEO, Bill Irby, commented, “It is a privilege to have Kevin join our board. His distinguished career and leadership in some of the most challenging technology sectors speak to his ability to drive success through vision, strategy and execution. We are grateful to work alongside him and leverage his expertise to support the future expansion of our global footprint in both government and commercial verticals, as we position the Company for long-term shareholder value.”

Kevin Lowdermilk has over 30 years of executive leadership experience and currently serves as both the CEO and CFO of Vaya Space. Prior to Vaya Space, he was the CEO of ISO Group, Inc. — a defense and aerospace supply chain company, he has also served as the CFO and then CEO of Exostar — a supply chain / cyber security company with a focus on the aerospace and defense sector, and he served as the Vice President of Finance for a multi-national aerospace division of Rolls-Royce Holdings PLC. He has also held board positions for a number of companies across a variety of industries, including Global Healthcare Exchange (“GHX”) where he chaired the board’s compensation committee through its sale of GHX to Thoma Bravo and publicly traded company, Digital Health Acquisition Corporation. He currently serves as an independent board member and Audit Committee Chair for publicly traded VSee Health, Inc. He earned his undergraduate degree in Economics from Western Kentucky University and his MBA from Ball State University.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack UAS, sensors and software solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on AgEagle’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the timing and fulfilment of current and future orders relating to AgEagle’s products, the success of new programs, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AgEagle in general, see the risk disclosures in the Annual Report on Form 10-K of AgEagle for the year ended December 31, 2023, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by AgEagle. All such forward-looking statements speak only as of the date they are made, and AgEagle undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

AgEagle Aerial Systems Contacts

Investor Relations:

Email: UAVS@ageagle.com

Media:

Email: media@ageagle.com